Exhibit 10.25

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Cliff Restricted Performance Share Unit Award

Fiscal 2015 – Overview

April 1, 2014

This Overview is qualified in its entirety by reference to the Memorandum to Participants in the Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan and to the Plan itself. Copies of the Memorandum and the Plan are available from your Human Resources Department.
OVERVIEW
The Ralph Lauren Corporation (the “Company”) 2010 Long-Term Stock Incentive Plan (the “Plan”) authorizes the Compensation & Organizational Development Committee of the Board of Directors (the “Compensation Committee”) to grant equity awards to officers and other employees of the Company and its Subsidiaries, and Affiliates.
As determined by the Compensation Committee, the Company may grant one or more types of Restricted Performance Share Unit awards (“RPSUs”). This Overview describes one type of RPSU that has three-year cliff vesting (“Cliff RPSU”). The term “cliff” vesting is used since all units in a given Cliff RPSU award are eligible to vest at the same time.
A Cliff RPSU award provides a participant the opportunity to receive shares of the Company’s Class A Common Stock (traded on the New York Stock Exchange under the symbol RL) at a later date contingent upon achievement of performance goals over a specified period, generally three fiscal years, and contingent upon continued service with the Company.
AWARD OBJECTIVES
Objectives of RPSUs, including Cliff RPSUs, are to:

1.	Attract and retain exceptional individuals of superior talent

2.	Motivate such individuals to achieve longer-range performance goals

3.	Enable such individuals to participate in the long-term growth and financial success of the Company

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	2

PLAN ADMINISTRATION
The Company’s Human Resources Department administers the program and Merrill Lynch Wealth Management (“Merrill Lynch”) is the record-keeper. Participants must have an open brokerage account at Merrill Lynch in order to facilitate distribution of shares of the Company’s Class A Common Stock upon the vesting of Cliff RPSUs. To open a brokerage account, or for questions regarding your account and account transactions, contact Merrill Lynch at (212) 236-5574 or (800) 937-0526.
The Company’s Board of Directors reserves the right to amend, modify or terminate the Plan, subject to stockholder approval, if required. No such amendment to the Plan would adversely affect any Cliff RPSU awards then outstanding.
Nothing contained herein may be construed as creating a promise of future benefits or a binding contract with the Company. Further, an individual’s employment continues to be at will, subject to any applicable employment agreement.
For questions regarding the Plan and its provisions, contact Human Resources.
ELIGIBILITY FOR GRANT
Equity awards, including Cliff RPSU awards, may be granted annually to designated, key executives who have a significant impact on the strategic direction and business results of the Company, and who are actively employed on April 1 of the year when the grant is made.
Guidelines have been established for the number and type of equity awards that eligible participants may receive. The guidelines reflect a position’s scope, accountability and impact on the organization, and may also reflect changes in the value of the Company’s Class A Common Stock.
Please note that the guidelines do not constitute a guarantee that any specific individual will receive an equity award in any given or subsequent year, or guarantee the type or the size of any grant, if a grant is made.

An eligible employee who receives a Below Expectations (B) or Unsatisfactory (U) rating on his or her annual performance appraisal is not eligible for an equity award in the fiscal year following that performance appraisal period.

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	3

PERFORMANCE MEASURES FOR CLIFF RPSU VESTING
The Company’s performance measure(s) are set by the Compensation Committee at the time of grant from a list of performance criteria set forth in the Plan. Such measure(s) may include, for example, one or more of the following:

▪	Net Earnings or Net Income (before or after taxes)

▪	Basic or Diluted Earnings Per Share (before or after taxes)

▪	Net Operating Profit (before or after taxes)

▪	Net Revenue or Net Revenue Growth

▪	Gross Profit or Gross Profit Growth

▪	Return Measures (including but not limited to Return on Assets, Investments, Capital)

▪	Other measures of economic value added or other value creation metrics
STRUCTURE OF GRANTS AND PAYOUT SCHEDULE
A participant is awarded a target number of Cliff RPSUs on grant date. Applicable Threshold, Target and Maximum levels of Company financial performance are established at the beginning of the performance period.

PERFORMANCE AND PAYOUT SCHEDULE

Performance Level	% of Goal Achieved	% of Target Cliff RPSUs Vested
Threshold	70%	75%
Target	100%	100%
Maximum	110%	150%
No payout will be earned for performance below Threshold
Note: Cliff RPSU vesting is interpolated for performance between 70% - 110% of target
Once a Cliff RPSU award is granted, the performance measure(s), performance goals, vesting and payout schedule will not be modified during the term for that particular award. However, in determining performance against the goal, the Company’s results may be adjusted to exclude the effects of certain events and transactions as specified by the Compensation Committee at the time of grant. For any future awards, the Compensation Committee may change the performance measure(s), goals, vesting, and payout schedule(s).

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	4

FISCAL 2015 GRANT PERFORMANCE MEASURE, PERFORMANCE LEVELS AND VESTING
The Company performance measure for fiscal 2015 Cliff RPSU awards is Cumulative Net Earnings for fiscal years 2015-2017. Vesting of Cliff RPSUs, and the distribution of the Company’s Class A Common Stock, will occur after the end of Fiscal 2017, as soon as administratively practical following certification of achievement of the performance goals by the Compensation Committee. The vesting date typically occurs in June of each year, but may be earlier or later.
If Threshold or better performance is achieved, and the participant has had continuous service with the Company through the vesting date, shares of the Company’s Class A Common Stock will be distributed to participants upon the vesting of Cliff RPSUs. Upon vesting, the participant will own the shares and as a shareholder of the Company’s Class A Common Stock, will have voting rights and will receive dividends, if applicable, on such shares. Prior to the vesting date, dividends are not earned on Cliff RPSUs and the participant does not have voting rights. If performance is below Threshold at the end of the performance period, all Cliff RPSUs granted for that award will be forfeited.
Cliff RPSUs granted in fiscal 2015 are scheduled to vest after fiscal 2017, subject to the Company’s achievement of the cumulative performance goals specified, and the participant’s continuous service with the Company.
EXAMPLE OF PERFORMANCE LEVEL, VESTING AND PAYOUT

	# Cliff RPSUs Granted	Performance Period	Performance Level [1]	Vested Percentage[1]	Vesting Date[2]	# Shares Vested

FY13 (July 2012)	1,000	FY13 - FY15	110%	150%	FY16 (June 2015)	1,500
FY14 (April 2013)	1,000	FY14 - FY16	100%	100%	FY17 (June 2016)	1,000
FY15 (April 2014)	1,000	FY15 - FY17	70%	75%	FY18 (June 2017)	750
1 Example is hypothetical and is not a forecast of future performance and payout percentages
2 Vesting typically occurs in June, but may be earlier or later

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	5

In the U.S. and in many other jurisdictions, vesting of RPSUs and the delivery of shares of Class A Common Stock is a taxable event. When shares are distributed, a portion of the shares are withheld to satisfy withholding requirements, and the net shares are delivered to participants in their Merrill Lynch account.
VALUE OF RESTRICTED PERFORMANCE SHARE UNITS
If Threshold or better performance against the applicable goal is achieved, Cliff RPSUs can provide participants with ownership of the Company’s Class A Common Stock and offer the opportunity to recognize value in several ways:

▪	Receive shares of RL Class A Common Stock without paying any exercise price

▪	The number of Cliff RPSUs vesting can range from 75% (Threshold) to 150% (Maximum) of the target shares granted

▪	Any increases in the Company’s Class A Common Stock price above the price on the grant date increases the value of the award
The example below illustrates the opportunity for gains in the value of the award at various Company Class A Common Stock prices.

EXAMPLE: POTENTIAL VALUE
Award of 1,000 Cliff RPSUs

		If Stock Price Reaches:
Value At:	# of Shares	$150	$175	$200	$225
Threshold Performance	750	$112,500	$131,250	$150,000	$168,750
Target Performance	1,000	$150,000	$175,000	$200,000	$225,000
Maximum Performance	1,500	$225,000	$262,500	$300,000	$337,500
Note: Value is before tax and a portion of the shares will be withheld to satisfy required tax withholding. Example is hypothetical and is not a forecast of growth in the Company’s Class A Common Stock price. If the performance calculation results in fractional shares, the fractional shares will be paid in cash.

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	6

SALE OF SHARES SUBSEQUENT TO DISTRIBUTION
Shares received from the vesting of a Cliff RPSU award may be sold subject to the Company’s trading restrictions as set forth in the Company’s Securities Trading policy beginning on page 8. In certain circumstances, certain Executive Officers may sell shares pursuant to Rule 144 or another applicable exemption under the U.S. Securities Act of 1933, as amended.
In the U.S. and in many other jurisdictions, the sale of such shares after vesting has tax implications. Contact your financial advisor for important information about how a subsequent sale of shares impacts you. Once Cliff RPSUs have vested and you receive shares of the Company’s Class A Common Stock from the vesting of a particular Cliff RPSU award, you retain all rights to those shares, regardless of employment status with the Company.
IF YOU LEAVE THE COMPANY

Event	Status of Cliff RPSU Awards
Normal Retirement (Age 65) Early Retirement (Age 55 through age 64 with 7 or more years of service Long-Term Disability (LTD) Death
• In the case of retirement, LTD or death, a pro-rated[1] target number of outstanding Cliff RPSU grants will be determined
• These pro-rated Cliff RPSUs will vest[2] after the end of the applicable performance period based on the actual degree of achievement. If performance against the cumulative performance goal does not reach the Threshold level, then the pro-rated Cliff RPSUs will be forfeited.
• All remaining Cliff RPSUs are forfeited

Voluntary Resignation	• All unvested Cliff RPSUs are forfeited
Involuntary Termination (Without Cause)	• All unvested Cliff RPSUs are forfeited
Dismissal for Cause (As defined by the Company or, if applicable, the participant’s employment agreement)	• All vested Cliff RPSUs not yet distributed into shares of the Company’s Class A Common Stock are forfeited • All unvested Cliff RPSUs are forfeited

1 The pro-rata portion will be determined by taking the number of full months worked during the corresponding performance period, dividing it by the number of months in the performance period, and then multiplying the resulting decimal by the number of Cliff RPSUs granted for that performance period.

2 Vesting occurs after the end of the performance period following certification of achievement of performance goals by The Compensation Committee. The vesting date typically occurs in June of each year, but may be earlier or later. Your Merrill Lynch statement reflects a performance end date, which is different from the actual vesting date.

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	7

SECURITIES TRADING POLICY
INSIDER TRADING
As provided in the Company Employee Handbook, employees are prohibited by law from buying or selling securities if an employee has or is aware of any material, non-public information about the Company and its subsidiaries. This is commonly referred to as “insider information.” Material, non-public information is any information that has not been disclosed to the public that could affect the price of Company Common Stock -- either positively or negatively -- or affect a person’s decision to buy, hold or sell securities.

Examples of what might be considered “insider information” include but are not limited to the following:

•	Earnings or other financial information

•	Changes in dividend policy

•	Stock splits

•	Mergers and acquisitions

•	Major new contracts or product-line introductions

•	Litigation involving substantial amounts of money

•	Changes in management
These insider-trading rules are applicable to employees of Ralph Lauren and its Subsidiaries and Affiliates, worldwide.
COMPANY BLACKOUT PERIODS
To avoid even the appearance of “insider trading,” our Company’s Securities Trading policy prohibits members of the Board of Directors, all employees and their “Related Parties“ (as such term is defined in the Company’s Securities Trading Policy) from making trades involving stock of the Company during certain “blackout periods.” This prohibition covers all transactions in the Company’s securities, including buying or selling shares, including shares of Class A Common Stock received upon the vesting of RPSUs. These blackout periods generally begin two weeks before the end of each of our fiscal quarters and continue through one trading day after the Company issues its earnings release for the fiscal quarter or year just ended. If the earnings release is issued before the opening of the market on a trading day, trading may begin the next day. The blackout periods are announced at the start of each year. The Company may prohibit trading of the Company’s stock at any time it deems such trading to be inappropriate, even outside the regular blackout periods. Individuals who receive a specific notification prohibiting them from trading the Company’s stock should note that such notification takes precedence over pre-announced blackout periods. In addition, members of

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	8

the Board of Directors, Officers (any employee who is a Vice President or above), and all employees in the Finance and Legal departments must clear all trades with the Corporate Counsel, or their designee, at all times.
ADDITIONAL PROHIBITED TRANSACTIONS
Because we believe it is inappropriate for any Company personnel to engage in short-term or speculative transactions involving the Company’s Common Stock, it is Company policy that employees do not engage in any of the following activities with respect to the securities of the Company:

•
“In and out” trading in securities of the Company. Any Company stock purchased in the market must be held for a minimum of six months, and ideally longer. Note that the Securities and Exchange Commission (SEC) has a “short-swing profit recapture” rule that effectively prohibits Executive Officers and members of the Board of Directors from selling any Company stock within six months of a purchase. The Company has extended this prohibition to all employees. The receipt of shares pursuant to the vesting of Cliff RPSU awards is not considered a purchase under the SEC’s rule.

•	Short sales (i.e., selling stock one does not own and then borrowing the shares to make delivery)

•	Buying or selling “puts” or “calls” (i.e., making commitments to buy or sell securities at a specified price for a fixed period of time)

CLEARANCE OF ALL TRADES BY DIRECTORS, OFFICERS AND OTHER KEY PERSONNEL

For employees at the Corporate Vice President and Division Senior Vice President level or above (“Officers”) and for all employees in the Finance, Legal and Human Resources departments, all transactions in the Company’s securities (including, but not limited to purchases, sales, transfers, etc.) must be conducted during an open trading window and pre-cleared with the Corporate Counsel, or their designee. If contemplating a transaction, please provide a written request via e-mail to RLTrading@ralphlauren.com, specifying the number of Stock Options you wish to exercise and/or the number of shares you wish to purchase or sell before contacting Merrill Lynch or any other broker, or taking any other step to initiate a transaction.

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	9

COMPLIANCE WITH SECTION 409A
To the extent applicable, the Plan shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986 and the Department of Treasury Regulations and other interpretive guidance issued hereunder (“Section 409A”).  Notwithstanding any provision of the Plan to the contrary, it is intended that this Plan comply with Section 409A and all provision of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

_____________________________________________________________________

In the event of any discrepancy between this Cliff RPSU Overview and either the Plan or the provision under which the Plan is administered by the Compensation Committee, the Plan and the determination of the Compensation Committee will govern, as applicable. This Overview is qualified in its entirety based on the determinations, interpretations and other decisions made within the sole discretion of the Compensation Committee.

April 1, 2014	Fiscal 2015 Cliff RPSU Overview	10